SPECIAL SITUATIONS FUND III, L.P.

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TENDER FORM
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Special Situations Fund III, L.P.
527 Madison Avenue, Suite 2600
New York, NY 10022

Attention of Austin W. Marxe

Dear Sirs:

Reference is made to the Notice of Tender Offer (the "Notice") of Special Situations Fund III, L.P. (the "Fund") dated March 30, 2007. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Notice.

The undersigned hereby tenders Units for purchase, at a price of $25,000 per Unit, as follows (complete one of the following):

________ Number of Units

or

________% of Units

The number or percentage of Units tendered herein will represent Units owned by the undersigned on the Valuation Date June 30, 2007.

THIS TENDER FORM MUST BE COMPLETED AND RECEIVED BY THE FUND ON OR BEFORE MAY 1, 2007, IN ORDER TO BE EFFECTIVE.

(To be signed and dated on the reverse side)

If the Partner is an Individual or Joint Account:

_______________________________
Print Name(s)

_______________________________
Signature(s)

______________________
Date

If the Partner is an Entity:

____________________________________________
Name of Entity

By _________________________________________

Print Name ___________________________________

Print Title ____________________________________

________________________
Date